EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts: Indus International Inc. Gary Frazier, (770) 989-4188 gary.frazier@indus.com	Kalt Rosen & Co. Pierre Hirsch /Howard Kalt 415/397-2686

Indus International CFO to Depart in April to Join Pre-IPO Company

ATLANTA, March 4, 2004 – Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)™ solutions, today announced that Executive Vice President and Chief Financial Officer Jeffrey A. Babka will leave the company in April, following the finalization of the company’s audited full-year financial results for the year ended March 31, 2004. Babka will be taking a similar position with an undisclosed private company planning an initial public offering later in 2004.

Indus President and Chief Executive Officer Gregory J. Dukat said the company has initiated a search for a successor and expressed management’s appreciation to Babka for providing sufficient time to assure a smooth and professional transition. Dukat commented, “Jeff has been an important contributor to Indus’ turnaround, and we are confident he will continue to provide the necessary support to the Indus team and to his successor in the weeks ahead. We wish him every success in his new responsibilities.”

Commenting on the announcement, Babka said, “I am committed to ensuring a smooth transition to a new CFO and to overseeing the completion of Indus’ FY 2004 audit. I wish Greg and the rest of the Indus team continued success as they build on the Company’s turnaround.”

About Indus International

Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving

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Indus Announces Departure of CFO, page 2

service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to the Company’s ability to implement a smooth transition to a new CFO and continue its turnaround. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, the successful integration of the acquisition of Wishbone Systems, including the challenges inherent in diverting the Company’s management attention and resources from other strategic matters and from operational matters, the successful rationalization of the Wishbone business and products, ability to realize anticipated synergies or cost-savings from the acquisition, current market conditions for Indus’ and Wishbone’s products and services, Indus’ ability to achieve growth in its core product offerings and the combined company offerings, Indus’ ability to achieve projected revenues, gross margin, operating results and earnings, market acceptance and the success of Indus’ products, the success of the Company’s product development strategy, Indus’ competitive position, the ability to enter into new partnership arrangements and to retain existing partnership arrangements, uncertainty relating to the management of personnel changes, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect the Company’s business, and other risks identified from time-to-time in the Company’s SEC filings. Investors are advised to consult the Company’s filings with the SEC, including its 2002 Annual Report on Form 10-K, as amended, and subsequent quarterly reports for a further discussion of these and other risks.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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